                                          Registration No. 333-______
                   As filed with the Securities and Exchange Commission on January 31, 2003
---------------------------------------------------------------------------------------------------------------
                                      SECURITIES AND EXCHANGE COMMISSION
                                            WASHINGTON, D.C. 20549
                                                  ----------

                                                   FORM S-8

                                            REGISTRATION STATEMENT
                                                     UNDER
                                          THE SECURITIES ACT OF 1933
                                                  ----------

                                          ARTESYN TECHNOLOGIES, INC.
                            (Exact name of registrant as specified in its charter)

               FLORIDA                                                                  59-1205269
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

         7900 GLADES ROAD
           SUITE 500
        BOCA RATON, FLORIDA                                                                33434
        (Address of principal executive offices)                                        (Zip Code)


                                EMPLOYEES' TAX-FAVORED THRIFT AND SAVINGS PLAN
                                           (Full title of the plan)

                                              JOSEPH M. O'DONNELL
                              CO-CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                          ARTESYN TECHNOLOGIES, INC.
                                          7900 GLADES ROAD, SUITE 500
                                           BOCA RATON, FLORIDA 33434
                                    (Name and address of agent for service)

                                                (561) 451-1000
                         (Telephone number, including area code, of agent for service)


                                       Copies of all communications to:

                                             JOHN D. VAUGHAN, ESQ.
                                           WHITNEY JOHN SMITH, ESQ.
                                          KIRKPATRICK & LOCKHART LLP
                                             599 LEXINGTON AVENUE
                                         NEW YORK, NEW YORK 10022-6030
                                                (212) 536-3900


                                     CALCULATION OF REGISTRATION FEE

========================================================================================================
        TITLE OF                           PROPOSED MAXIMUM   PROPOSED MAXIMUM         AMOUNT OF
       SECURITIES           AMOUNT TO BE    OFFERING PRICE        AGGREGATE          REGISTRATION
    TO BE REGISTERED        REGISTERED(1)    PER SHARE(1)      OFFERING PRICE             FEE

--------------------------------------------------------------------------------------------------------
Common Stock, par value       290,330         $3.17(2)           $  920,346.10         $ 84.67
$0.01 per share               709,670         $3.18(3)           $2,256,750.60         $207.62
                            ---------         -------            -------------         -------
Total                       1,000,000                            $3,177,096.70         $292.29
========================================================================================================

        (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Registrant's Employees' Tax-Favored Thrift Savings Plan (the "Plan").

        (2) Based on the amount of 290,330 shares of Common Stock which have been allocated to satisfy a current contribution obligaiton of the Registrant pursuant to the Plan, the fee is calculated on the basis of the closing sales price for the Registrant's Common Stock, as reported on the NASDAQ National Market on January 27, 2003 ($3.17);

        (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act with respect to the amount of 709,670 shares of Common Stock which have not been allocated to satisfy a current contribution obligation of the Registrant pursuant to the Plan, and for which the issuance price is therefore presently unknown, the fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock, as reported on the NASDAQ National Market on January 27, 2003 ($3.18).

--------------------------------------------------------------------------------


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, are incorporated by reference into this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2001;

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 28, 2001 through the date hereof; and

        (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

        The financial statements of the Registrant for the year ended December 28, 2001 included in the Registrant's Annual Report on Form 10-K (File Number 000-04466), have been audited by Arthur Andersen LLP, the
     Registrant's independent public accountants for fiscal year 2001. The Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of its report issued with respect to such financial statements in this Registration Statement. In reliance upon Rule 437a of the Securities Act, the Registrant has not filed the written consent of Arthur Andersen LLP. As a result, an investor may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact contained in the financial statements of the Registrant for the year ended December 28, 2001 in the Registrant's Annual Report on Form 10-K, which are incorporated by reference in this Registration Statement.


     ITEM 4.   DESCRIPTION OF SECURITIES.

        The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        The  legality  of the  shares  of Common  Stock  registered  under  this
     Registration   Statement  has  been  passed  upon  for  the  Registrant  by
     Kirkpatrick & Lockhart LLP. Stephen A. Ollendorff, Of Counsel to Kirkpatrick & Lockhart LLP, is a director of the Registrant. Mr. Ollendorff is the beneficial owner of 82,100 shares of Common Stock of the Registrant (of which 70,000 are subject to options that may be exercised within 60 days after January 23rd, 2003).


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Article IX of the Registrant's Bylaws, the Registrant has agreed to indemnify each director and officer of the Registrant who it is empowered to indemnify to the fullest extent permitted by the provisions of the Florida Business Corporation Act ("FBCA"). Section 607.0850 of the FBCA generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 607.0850 additionally provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expense of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate. Section 607.0850 further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he or she met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation.

        The Registrant's Bylaws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled, including, without limitation, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, or otherwise. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        None.


     ITEM 8.   EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     EXHIBIT NO.  DESCRIPTION
     -----------  -----------
        5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

        5.2       Determination Letter from the Internal Revenue Service.

        23.1 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

        24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

     ITEM 9.  UNDERTAKINGS.

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)  To  include  any  prospectus  required  by
                      Section 10(a)(3) of the Securities Act;

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii)  To include any  material information  with
                      respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form
               S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                            * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of January, 2003.


                                     ARTESYN TECHNOLOGIES, INC.



                                     By: /s/ Joseph M. O'Donnell
                                        -------------------------------
                                        Joseph M. O'Donnell
                                        Co-Chairman of the Board,
                                        President and Chief Executive Officer

        We, the undersigned directors and officers of Artesyn Technologies, Inc., do hereby constitute and appoint, Joseph M. O'Donnell and Richard J. Thompson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature                      Capacity                            Date
---------                      --------                            ----

/s/ Joseph M. O'Donnell
--------------------------    Co-Chairman of the Board,         January 23, 2003
Joseph M. O'Donnell           President and Chief Executive
                              Officer (Principal Executive
                              Officer)


/s/ Richard J. Thompson
--------------------------    Vice President, Chief Financial   January 23, 2003
Richard J. Thompson           Officer and Secretary (Principal
                              Financial Officer)


/s/ Ronald D. Schmidt
--------------------------    Co-Chairman of the Board          January 23, 2003
Ronald D. Schmidt



/s/ Edward S. Croft, III
--------------------------    Director                          January 23, 2003
Edward S. Croft, III



/s/ Dr. Fred C. Lee
--------------------------    Director                          January 23, 2003
Dr. Fred C. Lee

Signature                     Capacity                            Date
---------                     --------                            ----


/s/ Lawrence J. Matthews
--------------------------    Director                          January 23, 2003
Lawrence J. Matthews


/s/ Stephen A. Ollendorff
--------------------------    Director                          January 23, 2003
Stephen A. Ollendorff


/s/ Phillip A. O'Reilly
--------------------------    Director                          January 23, 2003
Phillip A. O'Reilly


/s/ Bert Sager
--------------------------    Director                          January 23, 2003
Bert Sager


/s/ A. Eugene Sapp, Jr.
--------------------------    Director                          January 23, 2003
A. Eugene Sapp, Jr.


/s/ Lewis Solomon
--------------------------    Director                          January 23, 2003
Lewis Solomon


/s/ John M. Steel
--------------------------    Director                          January 23, 2003
John M. Steel


        Pursuant to the requirements of the Securities Act, the administrator of the Artesyn Technologies, Inc. Employees' Tax-Favored Thrift and Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, the State of Florida, on January 23rd, 2003.

                                    Artesyn Technologies, Inc. Employees'
                                     Tax-Favored Thrift and Savings Plan



                                    By: /s/ David Libow
                                       ---------------------------------
                                       David Libow
                                       Member of the Administrative Committee
                                       for Artesyn Technologies, Inc. Employees'
                                       Tax-Favored Thrift and Savings Plan

                                  EXHIBIT INDEX

    EXHIBIT NO.                      DESCRIPTION
    -----------                      -----------

        5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

        5.2       Determination Letter from the Internal Revenue Service

       23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

       24.1 Power of Attorney (set forth on the signature page of this Registration Statement).